Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Rampart Capital Corporation (the "Company") on Form 10-QSB for the period ending June 30, 2002 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, each of I Charles W. Janke, Chairman of the Board and Chief Executive Officer of the Company, I James H. Carpenter, Chief Operating Officer of the Company, and I Charles F. Presley, Chief Financial Officer of the Company, certify separately and independently, pursuant to 18 U.S.C. Sec.1350, as adopted pursuant to Sec.906 of the Sarbanes-Oxley Act of 2002, that:

     1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


By:  /s/ C. W. JANKE                                             August 14, 2002
     C. W. Janke
     Chairman of the Board
     Chief Executive Officer
     (Principal Executive Officer)


By:  /s/ J. H. CARPENTER                                         August 14, 2002
     J. H. Carpenter
     President
     Chief Operating Officer


By:  /s/ CHARLES F. PRESLEY                                      August 14, 2002
     Charles F. Presley
     Vice-President
     Chief Financial Officer
     Treasurer
     (Principal Financial Officer)


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